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                                October 3,1997


                                                                     66944/66608




American Family Holdings, Inc.
4220 Von Karman Avenue
Suite 110
Newport Beach, California 92660

          Re:  Registration Statement on Form S-4
               ----------------------------------

Gentlemen:

     We have acted as special counsel to American Family Holdings, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the "Registration Statement") relating to the public offering by the Company of 1,577,285 shares of Common Stock in the Acquisition described in the Prospectus in the Registration Statement ("Prospectus") and up to 500,000 units, each unit consisting of one share of Common Stock and a warrant to purchase two shares of Common Stock for a per share purchase price equal to 80% of the closing market price on the trading day before exercise (the "Units").

     In so acting, we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates, and other instruments, and such factual information otherwise supplied to us by the Company as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     On the basis of and subject to the foregoing, we are of the opinion the Common Stock and Units, when issued and sold pursuant to the Registration Statement and Prospectus, will, under the laws of the State of California, upon payment therefor in accordance with the terms of the Registration Statement and the Prospectus, be duly and validly issued, fully paid, and non-assessable.

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American Family Holdings, Inc.
October 3, 1997
Page 2


     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Federal Income Tax Consequences" and "Legal Matters" in the Preliminary Prospectus forming a part of the Registration Statement.
                                   Very truly yours,

                                   /s/ Arter & Hadden